UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2009

EMPIRE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 N. Green Valley Parkway, Suite 200, Henderson, NV		89074
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 990-3355

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                Entry into a Material Definitive Agreement.

On January 30, 2009, Empire Resorts, Inc. (the “Company”) entered into an amendment (the “Amendment”) to that certain Agreement to Form Limited Liability Company and Contribution Agreement, among Concord Associates, L.P. (“Concord”) and the Company, dated as of February 8, 2008, as amended (the “Agreement”) pursuant to which the Company and Concord plan to develop a hotel, convention center, gaming facility and harness horseracing track at the site of the former Concord Resort Hotel in Kiamesha Lake, New York (the “Project”).  The Amendment, dated as of January 30, 2009, extends the termination date of the Agreement from January 30, 2009 to February 28, 2009, and deletes all other termination provisions.

The foregoing summary of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the actual text of such amendment, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01.                                Other Events.

The Company has been informed by Concord, who is responsible for obtaining financing for the Project, that it is highly unlikely that the financing for the Project will provide for a distribution to the Company of at least $50 million.

Item 9.01.                                Financial Statement and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibits

99.1	Second Amendment to Agreement to Form Limited Liability Company and Contribution Agreement, among Concord Associates, L.P. and Empire Resorts, Inc., dated as of January 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESORTS, INC.

Dated: February 5, 2009	By:	/s/ Ronald J. Radcliffe
Name: Ronald J. Radcliffe
Title: Chief Financial Officer